UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  April 29, 2004

                           NEWELL RUBBERMAID INC.
           (Exact Name of Registrant as Specified in Its Charter)

         Delaware                1-9608              36-3514169
      (State or Other         (Commission          (IRS Employer
       Jurisdiction           File Number)      Identification No.)
     of Incorporation)

        10 B Glenlake Parkway
              Suite 600
           Atlanta, Georgia                       30328
   (Address of Principal Executive             (Zip Code)
               Offices)

      Registrant's Telephone Number, Including Area Code:(770) 407-3800




   Item 7.   Financial Statements and Exhibits.

        (c)  Exhibits.

             Exhibit
             Number                   Description
             -------                  -----------

             99.1 Press Release, dated April 29, 2004, issued by Newell Rubbermaid Inc., and Additional Financial Information


   Item 12.  Results of Operations and Financial Condition.

   The information in this Report, including the Exhibit attached hereto, is furnished pursuant to Item 12 of Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

   On April 29, 2004, Newell Rubbermaid Inc. (the "Company") reported its results for the fiscal quarter ended March 31, 2004. The Company's press release, dated April 29, 2004, is attached as Exhibit 99.1.

   The press release contains non-GAAP financial measures. For purposes of Securities and Exchange Commission Regulation G, a "non-GAAP financial measure" is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

   The Company has used the financial measures that are included in the press release for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company's management believes that these measures -- including those that are "non-GAAP financial measures" -- and the information they provide are useful to investors since these measures:




        * enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

        * permit investors to view the Company's performance using the same tools that Company management uses to evaluate the Company's past performance, reportable business segments and prospects for future performance and to gauge the Company's progress in achieving its stated goals.

   The Company's management believes that operating income, net income from continuing operations and gross margin, excluding restructuring and other charges, as a percentage of sales are also useful to investors because they provide information with respect to operating income, net income from continuing operations and gross margin related to continuing operations after the Company's restructuring plan is completed. The Company's management believes that free cash flow, defined as cash generated from operations, net of and capital expenditures and dividends, is useful to investors because it is an indication of amounts of cash flow that may be available for further investment in future growth initiatives. The Company's management believes that diluted earnings per share from continuing operations, excluding restructuring and other charges, is also helpful to investors because it provides information with respect to earnings per share, both historical and expected, related to continuing operations after the Company's restructuring plan is completed. Another purpose for which the Company uses free cash flow and diluted earnings per share from continuing operations, excluding restructuring and other charges, are as two of the performance goals that help determine the amount, if any, of cash bonuses for corporate management employees under the Company's management cash bonus plan.

   While the Company believes that these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.






                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NEWELL RUBBERMAID INC.


   Date:     April 29, 2004      By:  /s/ Dale L. Matschullat
                                      ----------------------------
                                      Dale L. Matschullat
                                      Vice President - General
                                        Counsel & Corporate Secretary









                                EXHIBIT INDEX


   Exhibit No.     Description
   -----------     -----------

   99.1            Press Release, dated April 29, 2004, issued by
                   Newell Rubbermaid Inc., and Additional Financial
                   Information